Exhibit 10.1

LEASE AGREEMENT

This LEASE AGREEMENT (this “Agreement”), is made this 29th day of December, 2010 and effective as of January 1, 2011 (the “Effective Date”), by and between TERRA NITROGEN COMPANY, L.P., a Delaware limited partnership, with an address at CF Industries Holdings, Inc., 4 Parkway North, Suite 400, Deerfield, Illinois 60015 (“Landlord”), and CF INDUSTRIES, INC., a Delaware corporation, with an address 4 Parkway North, Suite 400, Deerfield, Illinois 60015 (“Tenant”).

W I T N E S S E T H :

WHEREAS, Tenant owns certain real properties more particularly described on Schedule 1 attached hereto (the land and any improvements located thereon, each a “Property” and together the “Properties”);

WHEREAS, Landlord has agreed to lease to Tenant, and Tenant has agreed to lease from Landlord, the Properties;

THEREFORE, in consideration of the premises and covenants, conditions, and agreement contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Landlord and Tenant, Landlord and Tenant do hereby enter into this Agreement and agree as follows:

1.             Lease.  Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Properties pursuant to the terms and conditions hereof.

2.             Term.  Subject to the terms hereof, the term of this Agreement shall be from the Effective Date and extending for a period of one (1) year.  Thereafter, the term shall be automatically extended for successive periods of one (1) year each, unless terminated by any party hereto at the end of such one (1) year period upon at least ninety (90) days’ prior written notice to the other.

3.             Rent.       Tenant shall pay to Landlord base rent (“Base Rent”) in advance, on a quarterly basis, in an amount equal to $109,000.  In addition, Tenant shall pay as additional rent (“Additional Rent” and together with Base Rent, the “Rent”) all costs, expenses, and obligations of every kind or nature, incurred by Lessee and relating to the use, occupancy and operation of the Properties which may arise or become due during the Term (including, without limitation, real estate taxes and insurance), and shall indemnify and hold harmless the Landlord from and against the same.  Additional Rent shall be paid as the same become due and payable by Tenant directly to the applicable taxing authority, service provider, utility provider or otherwise.  Landlord shall invoice Tenant for any amounts that Landlord incurs in connection with its ownership, or Tenant’s use, occupancy and operation, of the Properties and such amounts shall be due and payable within ten (10) business days of receipt of such invoice.

4.             Use.  The Properties shall be used by Tenant for any purpose permitted by applicable law and for no other purpose.  Tenant shall comply with and observe all federal, state, county, city, village and other laws, statutes, rules, orders, regulations and ordinances affecting the Properties, including the improvements thereon, or the occupancy, operation or use thereof (whether or not any such laws, statutes, charters, rules, orders, regulations and ordinances which may be hereafter enacted involve a change of policy on the part of the governmental body enacting the same), and with all rules, orders and regulations of the fire insurance carriers, bureaus or other similar organization for prevention of fire or correction of hazardous conditions.

5.             Condition of Properties.  Tenant shall maintain and keep the Properties in as good order and condition as existed on the Effective Date, ordinary wear and tear, damage by fire or other casualty, and damage caused by the acts of Landlord, its agents, employees, invitees and permittees excepted.  In addition, Tenant shall promptly and, at Tenant’s sole cost and expense, make all repairs to the Properties whenever damage or injury thereto shall occur as a result of the acts of Tenant, its agents, employees, invitees and permittees.

7.             Assignment of Agreement.  This Agreement shall not be assigned (by law or otherwise), subleased, encumbered or otherwise transferred by Tenant, nor shall Tenant allow the Properties to be occupied or used by any person or entity other than Tenant, without consent of Landlord.  Any sale, transfer or disposition of any Property by Landlord shall be made subject to the terms of this Agreement.

8.             Defaults; Remedies.  Tenant shall be in default under this Agreement if Tenant fails to observe or perform any of the covenants, conditions or provisions of this Agreement to be observed or performed by Tenant, where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant’s default is such that more than ten (10) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commenced such cure within said ten (10) day period and thereafter diligently prosecutes such cure to completion.  In the event of a default by Tenant under this Agreement which remains uncured after the expiration of any applicable cure period, Landlord may, in addition to any and all other remedies available at law and equity, terminate this Agreement by delivering written notice thereof to Tenant whereupon this Agreement shall be deemed null and void upon the fifth (5th) day following Tenant’s receipt of such notice.

9.             Tenant Indemnification.  Tenant shall protect, indemnify, save harmless and, at Landlord’s option, defend Landlord from and against all liabilities, obligations, claims, damages, penalties, causes of action, judgments, costs and expenses (including, but not limited to, reasonable attorneys’ fees and expenses) imposed upon or incurred by or asserted against Landlord during the Term by reason of (a) any accident or injury to or death of persons or loss of or damage to property occurring on or about the Properties or any part thereof or (b) any negligence or tortious act on the part of Tenant or any of its agents, contractors, sublessees, Tenants, concessionaires or invitees.

10.           Successors and Assigns.  The agreements, terms, covenants and conditions contained in this Agreement to be made or to be performed by the parties hereunder shall be binding on and inure to the benefit of their respective successors and permitted assigns.

11.           Severability.  The invalidity of any provision of this Agreement as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

12.           Incorporation of Prior Agreements; Amendments.  This Agreement contains all agreements of the parties with respect to the subject matter of this Agreement.  No prior agreement or understanding pertaining to any such matter shall be effective.  This Agreement may only be modified by a written instrument executed by each of the parties hereto.

14.           No Oral Waiver, No Continuing Waiver.  No waiver of any provision or condition of this Agreement by any party shall be valid unless in writing signed by such party.  No delay or omission of either party in exercising any right accruing upon any default of the other party shall impair any such right

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or be construed to be a waiver thereof, and every such right may be exercised at any time during the continuance of such default.  A waiver by either of the parties of a breach or a default under any of the terms and conditions of this Agreement by the other party shall not be construed to be a waiver of any subsequent breach or default, or of any other term or condition of this Agreement.

15.           Choice of Law; Jurisdiction.  This Agreement shall be governed by the laws of the State of Illinois.

16.           Relationship of Parties.  This Agreement is not intended to and does not constitute or result in a partnership or joint venture of any kind between Tenant and Landlord.

17.           Multiple Counterparts.  This Agreement may be executed in multiple counterparts and by facsimile signature, each of which shall be an original and together shall constitute one and the same document.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

LANDLORD:

TERRA NITROGEN COMPANY, L.P.

By:	TERRA NITROGEN GP INC., its general partner

	By:	/s/ Douglas C. Barnard
	Name:	Douglas C. Barnard
	Its:	Vice President, General Counsel, and Corporate Secretary

TENANT:

CF INDUSTRIES, INC.

By:	/s/ Stephen R. Wilson
Name:	Stephen R. Wilson
Its:	President and Chief Executive Officer

SCHEDULE 1

DESCRIPTION OF PROPERTIES

Blair Terminal

250 Industrial Park Drive

Blair, NE 68008

Pekin Terminal

1047 Wesley Road

Creve Coeur, IL 61610